SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 73B, 74U AND 74V.

FOR PERIOD ENDING 01/31/2003
FILE NUMBER 811-5686
SERIES NO.: 6

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              AIM Cash Reserve               $4,173
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                        $  273
              Class C                        $   49
              Class R                        $    3


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              AIM Cash Reserve               $000.0036
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                        $000.0004
              Class C                        $000.0004
              Class R                        $000.0023

73B.          Payments per share outstanding during the entire current period:
         1.   Distributions of capital gains
              AIM Cash Reserve               $000.000031250
         2.   Distributions of capital gains for a second class of open-end company shares
              Class B                        $000.000031250
              Class C                        $000.000031250
              Class R                        $000.000031250


74U.     1.   Number of shares outstanding (000's Omitted)
              AIM Cash Reserve             1,188,740
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                        673,899
              Class C                        117,101
              Class R                          7,569


74V.     1.   Net asset value per share (to nearest cent)
              AIM Cash Reserve               $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                        $ 1.00
              Class C                        $ 1.00
              Class R                        $ 1.00